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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 4, 2010, relating to the financial statements of General Microwave Israel Corp not presented separately herein appearing in the current report on Form 8-K of Kratos Defense & Security Solutions, Inc. dated February 7, 2011.

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.

Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
February 8, 2011

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  Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM